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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) -February 28, 1997


                             VALLEY NATIONAL BANCORP
               (Exact Name of Registrant as Specified in Charter)


                                   NEW JERSEY
                 (State or Other Jurisdiction of Incorporation)


                  0-11179                           22-2477875
           (Commission File Number)     (IRS Employer Identification No.)


                    1455 Valley Road, Wayne, New Jersey 07470
                    (Address of Principal Executive Offices)


                                 (201) 305-8800
                         (Registrant's Telephone Number)


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Item 5.  Other Events.

         Effective as of the close of business on February 28, 1997, Valley National Bancorp ("Valley") consummated its previously announced merger with Midland Bancorporation, Inc. ("Midland") whereby Midland was merged with and into Valley pursuant to the Agreement and Plan of Merger dated as of September 13, 1996 among Valley, Valley National Bank ("VNB"), Midland and The Midland Bank and Trust Company (the "Bank"). In accordance with a separate merger agreement, the Bank merged with and into VNB effective on March 1, 1997. The merger increases Valley's asset size by 9 percent to $5.1 billion and its branch network to 95 offices. As a result of the Merger, Midland's shareholders received 30 shares of Valley common stock for each share of Midland common stock.


Item 7.  Exhibits.

         99              Press Release dated February 28, 1997






                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registration has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                                     VALLEY NATIONAL BANCORP



Dated: March 11, 1997                           By: /S/ GERALD H. LIPKIN
                                                    ---------------------------
                                                    Gerald H. Lipkin
                                                    Chairman, President and CEO


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                                INDEX TO EXHIBITS


         Exhibit No.                 Description

                  99                 Press Release dated February 28, 1997